SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 5, 2004

(Date of Report (Date of Earliest Event Reported))

iSTAR FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-15371	95-6881527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

(212) 930-9400

(Registrant’s Telephone Number, Including Area Code)

ITEM 5.                  Other Events and Required FD Disclosure

On March 5, 2004, iStar Financial Inc. issued a press release announcing that it has agreed to sell $150 million of Senior Floating Rate Notes due 2007 to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A.  The Notes will bear interest at a rate per annum equal to three-month LIBOR plus 1.25%.  That press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7.                  Exhibits

99.1                           Press Release dated March 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: March 5, 2004	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 5, 2004.